UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SWK HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0435679
(State of Incorporation or Organization)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

SWK Holdings Corporation (the “Registrant”) hereby amends the following items, exhibits or other portions of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2020, as amended by Amendment No. 1 filed with the SEC on January 22, 2020, as amended by Amendment No. 2 filed with the SEC on February 23, 2021 (collectively, the “Registration Statement”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On March 31, 2022, the Company and the Rights Agreement entered into Amendment No. 3 to the Rights Agreement ( “Amendment No. 3”) to extend the term of the Rights Agreement to May 31, 2022 (subject to earlier expiration as described in the Rights Agreement).

The foregoing description of the Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, as amended, a copy of which is attached as an exhibit hereto and is incorporated by reference.

Item 2.	Exhibits.

Exhibit No.	Description

1	Rights Agreement, dated as of April 8, 2016 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.02 to the Current Report on Form 8-K filed by the Registrant with the SEC on April 14, 2016)

2	Amendment No. 1 to Rights Agreement, dated as of April 8, 2019, by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to the Current Report on Form 8-K filed with the SEC on April 8, 2019)

3	Amendment No. 2 to Rights Agreement, effective as of February 23, 2021 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to the Current Report on Form 8-K filed with the SEC on February 23, 2021)

4.	Amendment No. 3 to Rights Agreement, dated as of March 31, 2022 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to the Current Report on Form 8-K filed with the SEC on April 1, 2022)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2022

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1	Rights Agreement, dated as of April 8, 2016 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.02 to the Current Report on Form 8-K filed by the Registrant with the SEC on April 14, 2016)

2	Amendment No. 1 to Rights Agreement, dated as of April 8, 2019, by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to the Current Report on Form 8-K filed with the SEC on April 8, 2019)

3	Amendment No. 2 to Rights Agreement, effective as of February 23, 2021 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to the Current Report on Form 8-K filed with the SEC on February 23, 2021)

4.	Amendment No. 3 to Rights Agreement, dated as of March 31, 2022 by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to the Current Report on Form 8-K filed with the SEC on April 1, 2022)